Exhibit 99.1

ICT GROUP MEDIA CONTACT:	ICT GROUP INVESTOR CONTACT:
BERNS COMMUNICATIONS GROUP, LLC	MBS VALUE PARTNERS, LLC
Michael McMullan	Betsy Brod/Lynn Morgen
212-994-4660	212-750-5800

ICT GROUP REPORTS THIRD QUARTER 2009 RESULTS

~ Posts Solid Increases in Core Business Revenue and Core Production Volume ~

~ Significant Gain in Operating Margin and Earnings ~

~ Strong Free Cash Flow of $8.9 Million ~

NEWTOWN, PA, OCTOBER 29, 2009 – ICT GROUP, INC. (NASDAQ:ICTG) today reported results for the third quarter ended September 30, 2009.

Third Quarter 2009 Financial Performance:

Total revenue for the 2009 third quarter was $102.6 million, compared to $108.3 million reported for last year’s third quarter. Core business revenue comprised primarily of North American customer care, BPO, technology and international operations, increased almost 6% to $99.6 million during the third quarter, and accounted for 97% of total revenue. For the 2008 third quarter, core business revenue was $94.0 million and represented 87% of total revenue. On a constant currency basis (using the same foreign exchange rates in both periods), core business revenue was up 9% year-over-year and 4% sequentially. Core business production volume was 4.7 million hours, up 9% year-over-year and 2% sequentially.

Gross margin was 41.1%, above the Company’s stated goal of 40% for 2009 and ahead of last year’s 39.9%. The Company reported net income of $2.1 million or $0.13 per diluted share for the 2009 third quarter as compared to a net loss of $546,000 or $0.03 per diluted share incurred in the comparable year-ago period. Adjusted net income for the third quarter of 2009, which excludes $583,000 for asset impairments related to Typhoon Ondoy in the Philippines and $554,000 for costs associated with the recently announced merger with Sykes Enterprises, was $3.2 million or $0.20 per diluted share.

“Our results this quarter clearly demonstrate the success of both our cost containment efforts and strategic realignment,” commented John J. Brennan, Chairman and Chief Executive Officer of ICT GROUP. “In addition to the asset impairment charge related to the typhoon, we did experience some

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ICT GROUP REPORTS THIRD QUARTER 2009 RESULTS (CONT.)

disruption in the Philippines which translated into lost production hours and revenue and some added expenses. However, we were still able to grow core business revenue, further improve our gross margin and reduce our SG&A costs. As a result, we exceeded internal expectations and made significant progress this quarter toward attaining our operating margin goals.”

Third Quarter 2009 Operating Performance:

Free cash flow for the third quarter was $8.9 million. At September 30, 2009, cash and cash equivalents was $48.7 million, up from $42.3 million at the end of the second quarter and $31.3 million at year end 2008. The Company had no outstanding debt at September 30, 2009.

The table below shows core business revenue and total revenue for the key vertical markets served by ICT GROUP:

	Core Revenue (millions)		Total Revenue (millions)
	3Q2009	3Q2008	3Q2009	3Q2008
Financial Services	$42.9	$41.1	$45.9	$53.9
Telco/Tech	38.1	33.7	38.1	34.0
Health Care	11.0	11.0	11.0	11.1
Other	7.6	8.2	7.6	9.3

Total	$99.6	$94.0	$102.6	$108.3

Core financial services sector revenue totaled $42.9 million for the 2009 third quarter, up 4% versus the 2008 third quarter and 7% year-over-year when measured on a constant currency basis. Core production hours increased 6% driven largely by customer care, BPO, and first party collections programs for new and existing financial services clients. Core business represented 94% of total financial services revenue compared to 76% last year.

Core telco/technology sector revenue continues to grow rapidly, reaching $38.1 million in the period, representing a 13% increase over the 2008 third quarter and a 19% increase when measured on a constant currency basis. Production hours increased 23%, as the Company continued to expand programs for clients in the U.S., U.K. and Australia.

Core health care revenue in the third quarter was $11.0 million, essentially flat compared to the third quarter of 2008 and the second quarter of 2009. Production hours declined 6% from last year’s third quarter, but were flat with this year’s second quarter.

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ICT GROUP REPORTS THIRD QUARTER 2009 RESULTS (CONT.)

“We continue to win new business in our key vertical markets from new and existing clients,” commented Mr. Brennan. “Annualized new business wins approximated $30 million with the majority of work split between the telco/technology and financial services sectors. In addition, after a very competitive rebidding process against eight other providers, we were awarded a five-year renewal to manage the Federal Citizen Information Center’s National Contact Center for the U.S. General Services Administration which is valued at approximately $24 million over the life of the contract. Overall, our new business pipeline is strong across most of our key verticals and our major markets.”

At the end of the third quarter, ICT GROUP had 12,341 workstations in production, down slightly from 12,400 at the end of the second quarter. Capacity utilization was 80% in this year’s third quarter, up from 79% in the second quarter of 2009 and up from 76% in last year’s third quarter.

“Overall, I am very pleased with our results this quarter, the progress that management has made during the year and our steady stream of new business wins. Due to the transaction announced on October 6, 2009, the Company will not be providing guidance,” concluded Mr. Brennan.

Conference Call:

The Company will hold a conference call today, Thursday, October 29, at 10:00 a.m. EDT. Investors may access the call by visiting the ICT GROUP website at www.ictgroup.com. If you are unable to participate during the live webcast, a replay of the call will be available on the website through November 5, 2009.

About ICT GROUP:

ICT GROUP, headquartered in Newtown, Pa., is a leading global provider of customer management and business process outsourcing solutions. The Company provides a comprehensive mix of customer care/retention, up-selling/cross-selling, technical support and database marketing as well as e-mail management, data entry, collections, claims processing and document management services, using its global network of onshore, near-shore and offshore operations. ICT GROUP also provides interactive voice response (IVR) and advanced speech recognition solutions as well as hosted Customer Relationship Management (CRM) technologies, available for use by clients at their own in-house facility or on a co-sourced basis in conjunction with the Company’s fully integrated contact center operations. To learn more about ICT GROUP, visit the Company’s website at www.ictgroup.com.

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ICT GROUP REPORTS THIRD QUARTER 2009 RESULTS (CONT.)

Important Cautionary Information Regarding Forward-Looking Statements:

This press release contains certain forward-looking statements relating to projected revenue associated with new business wins. The forward-looking statements involve assumptions and are subject to substantial risks and uncertainties. Whenever possible, forward-looking statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates” or similar expressions, which speak only as of the date the statement is made. ICT GROUP assumes no obligation to update any such forward-looking statements. For such statements, ICT GROUP claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Actual events or results of operations, cash flows and financial condition of ICT GROUP may differ materially from those discussed in the forward-looking statements as a result of various factors, including without limitation, those discussed in ICT GROUP’s annual report on Form 10-K for the year ended December 31, 2008, and other documents, such as current reports on Form 8-K and quarterly reports on Form 10-Q filed by ICT GROUP with the Securities and Exchange Commission. Although ICT GROUP believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct and we undertake no obligation to update such expectations.

Important factors that could cause actual results to differ materially from ICT GROUP’s expectations, or that could materially and adversely affect ICT GROUP’s financial condition, may include, but are not limited to, the following, many of which are outside ICT GROUP’s control: the Company’s pending merger with Sykes Enterprises, Inc., global economic conditions, customer demand for a client’s product or service, the client’s budgets and plans and political, economic and other conditions affecting the client’s industry, interest and foreign currency exchange rates (including the effectiveness of strategies to manage fluctuations in these rates), a client invoking cancellation or similar provisions of the client contract, demand for labor and the resulting impact on labor rates paid by ICT GROUP, unanticipated labor difficulties, unanticipated contract or technical difficulties, identifying and opening planned contact centers within timeframes necessary to meet client demands, reliance on strategic partners, industry and government regulation affecting ICT GROUP or its clients, reliance on telecommunications and computer technology, competitive pressures in ICT GROUP’s industry, the cost to prosecute, defend or settle litigation by or against ICT GROUP, judgments, orders, rulings and other developments in or affecting litigation by or against ICT GROUP, ICT GROUP’s capital and financing needs, changes in tax laws and regulation, ICT GROUP’s ability to integrate acquired businesses, terrorist attacks and the impact of war. These factors, as well as others, such as conditions in the securities markets and actual or perceived results or developments affecting companies in our industry, could affect the trading price of our common stock.

(Tables Follow)

ICT Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
REVENUE	$102,560	$108,296	$296,968	$326,565

OPERATING EXPENSES:
Cost of services	60,405	65,103	175,968	202,868
Selling, general and administrative	39,054	42,110	116,849	125,148
Asset impairments	583	—	583	—
Merger costs	554	—	554	—
Restructuring charges	—	2,334	1,234	2,334

	100,596	109,547	295,188	330,350

Operating income (loss)	1,964	(1,251)	1,780	(3,785)

Interest income (expense), net	(24)	48	(67)	237

Income (loss) before income taxes	1,940	(1,203)	1,713	(3,548)
Income tax provision (benefit)	(138)	(657)	242	(1,634)

Net income (loss)	$2,078	$(546)	$1,471	$(1,914)

Diluted earnings (loss) per share	$0.13	$(0.03)	$0.09	$(0.12)

Shares used in computing diluted earnings (loss) per share	16,219	15,902	16,072	15,866

Reconciliation of Income (Loss) Before Income Taxes to Adjusted Net Income (Loss) to Eliminate

the Effect of Charges Related to Asset Impairments, Merger Costs, Restructuring, and a Government Grant (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Adjusted Results of Operations:
Income (loss) before income taxes	$1,940	$(1,203)	$1,713	$(3,548)
Asset impairments	583	—	583	—
Merger costs	554	—	554	—
Restructuring charges	—	2,334	1,234	2,334
Government grant adjustment	—	(236)	—	(790)

Adjusted income (loss) before income taxes	3,077	895	4,084	(2,004)
Income tax provision (benefit), as adjusted for the addback items	(125)	(319)	18	(1,480)

Adjusted net income (loss)	$3,202	$1,214	$4,066	$(524)

Adjusted earnings (loss) per share	$0.20	$0.08	$0.25	$(0.03)

Shares used in computing adjusted earnings (loss) per share	16,219	15,971	16,072	15,866

ICT Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	September 30, 2009	December 31, 2008
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$48,677	$31,283
Accounts receivable, net	74,595	65,156
Other current assets	12,850	12,448

Total current assets	136,122	108,887

PROPERTY AND EQUIPMENT, net	49,018	57,841

OTHER ASSETS	9,867	10,833

	$195,007	$177,561

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and other current liabilities	$58,684	$47,505

OTHER LIABILITIES	8,405	10,555

TOTAL SHAREHOLDERS’ EQUITY	127,918	119,501

	$195,007	$177,561

WORKSTATIONS AT PERIOD END	12,341	12,509

ICT Group, Inc.

Core / Non-Core Revenue

(Unaudited)

	Actuals as Reported			On a Constant Currency Basis
$ in millions	Total Revenue	Core Revenue	Non-core Revenue	Total Revenue	Core Revenue	Non-core Revenue
	3Q09	3Q09	3Q09	3Q09	3Q09	3Q09
Financial	$45.9	$42.9	$3.0	$45.9	$42.9	$3.0
Telco/Tech	38.1	38.1	—	38.1	38.1	—
Healthcare	11.0	11.0	—	11.0	11.0	—
Other	7.6	7.6	—	7.6	7.6	—

Total	$102.6	$99.6	$3.0	$102.6	$99.6	$3.0

$ in millions	3Q08	3Q08	3Q08	3Q08	3Q08	3Q08
Financial	$53.9	$41.1	$12.8	$52.6	$40.0	$12.6
Telco/Tech	34.0	33.7	0.3	32.3	32.0	0.3
Healthcare	11.1	11.0	0.1	11.1	11.0	0.1
Other	9.3	8.2	1.1	9.3	8.2	1.1

Total	$108.3	$94.0	$14.3	$105.3	$91.2	$14.1

% Variances
Financial	-15%	4%	-77%	-13%	7%	-76%
Telco/Tech	12%	13%	NA	18%	19%	NA
Healthcare	-1%	0%	NA	-1%	0%	NA
Other	-18%	-7%	NA	-18%	-7%	NA
Total	-5%	6%	-79%	-3%	9%	-79%

	Actuals as Reported			On a Constant Currency Basis
$ in millions	Total Revenue	Core Revenue	Non-core Revenue	Total Revenue	Core Revenue	Non-core Revenue
	3Q09	3Q09	3Q09	3Q09	3Q09	3Q09
Financial	$45.9	$42.9	$3.0	$45.9	$42.9	$3.0
Telco/Tech	38.1	38.1	—	38.1	38.1	—
Healthcare	11.0	11.0	—	11.0	11.0	—
Other	7.6	7.6	—	7.6	7.6	—

Total	$102.6	$99.6	$3.0	$102.6	$99.6	$3.0

$ in millions	2Q09	2Q09	2Q09	2Q09	2Q09	2Q09
Financial	$44.0	$40.0	$4.0	$44.3	$40.3	$4.0
Telco/Tech	36.1	36.1	—	37.5	37.5	—
Healthcare	10.9	10.9	—	10.9	10.9	—
Other	7.4	7.4	—	7.4	7.4	—

Total	$98.4	$94.4	$4.0	$100.1	$96.1	$4.0

% Variances
Financial	4%	7%	-25%	4%	6%	-25%
Telco/Tech	6%	6%	NA	2%	2%	NA
Healthcare	1%	1%	NA	1%	1%	NA
Other	3%	3%	NA	3%	3%	NA
Total	4%	6%	-25%	2%	4%	-25%

Reconciliation of Free Cash Flow (Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Cash Flow from Operating Activities:
Net income (loss)	$2,078	$(546)	$1,471	$(1,914)
Depreciation and Amortization	5,603	6,583	17,303	20,013
Other Non-cash Charges	1,535	893	3,585	2,090
Changes in Assets and Liabilities	3,231	12,020	6,225	(4,222)

Net Cash Provided By Operating Activities	12,447	18,950	28,584	15,967
Less Purchases of Property and Equipment	(3,597)	(4,989)	(8,669)	(17,105)

Free Cash Flow	$8,850	$13,961	$19,915	$(1,138)

ICT Group, Inc.

Core / Non-Core Hours

(Unaudited)

in thousands	Total Hours	Core Hours	Non-core Hours	in thousands	Total Hours	Core Hours	Non-core Hours
	3Q09	3Q09	3Q09		3Q09	3Q09	3Q09
Financial	2,553	2,370	183	Financial	2,553	2,370	183
Telco/Tech	1,747	1,747	—	Telco/Tech	1,747	1,747	—
Healthcare	304	304	—	Healthcare	304	304	—
Other	317	317	—	Other	317	317	—

Total	4,921	4,738	183	Total	4,921	4,738	183

in thousands	3Q08	3Q08	3Q08	in thousands	2Q09	2Q09	2Q09
Financial	2,989	2,243	746	Financial	2,570	2,335	235
Telco/Tech	1,432	1,420	12	Telco/Tech	1,705	1,705	—
Healthcare	326	322	4	Healthcare	303	303	—
Other	413	370	43	Other	323	323	—

Total	5,160	4,355	805	Total	4,901	4,666	235

% Variances				% Variances
Financial	-15%	6%	-75%	Financial	-1%	1%	-22%
Telco/Tech	22%	23%	NA	Telco/Tech	2%	2%	NA
Healthcare	-7%	-6%	NA	Healthcare	0%	0%	NA
Other	-23%	-14%	NA	Other	-2%	-2%	NA
Total	-5%	9%	-77%	Total	0%	2%	-22%

NEWS RELEASE

ICT GROUP, INC.

800-799-6880

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